1 CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE FOR EXECUTIVE LEVEL EMPLOYEES This Confidential Severance Agreement and General Release for Executive Level Employees (“Agreement”) is made by and between Steve Geffon (“Employee”) and Science 37, Inc., its subsidiaries, affiliates, successors, and assigns (“Company”) (collectively, the “Parties”): WHEREAS, Employee has been employed with Company as of December 9, 2019; Employee’s job title was Chief Commercial Officer; Employee was and is a resident of New Jersey; Employee has previously entered into an Employee Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”) with Company, and Employee’s last day of employment is September 9th, 2022 (the “Separation Date”); WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including but not limited to, any and all claims arising or in any way related to Employee’s employment with or separation from the Company. NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows: 1. Payments and Consideration. (a) Employee will be paid, at Employee’s regular rate of pay, for all hours worked through the Separation Date, regardless of whether Employee signs this Agreement. Employee will be paid in accordance with normal payroll procedures, less all applicable deductions and withdrawals. Employee acknowledges that these amounts are all of the amounts owed to the Employee by the Company through the Separation Date. As of the Separation Date, Employee is not to hold Employee out as an employee, agent, or authorized representative of Company, or to negotiate or enter into any agreements on behalf of Company, or to otherwise attempt to bind Company. (b) In exchange for Employee’s execution of this Agreement, Company agrees to provide Employee two hundred thousand dollars ($200,000.00), equal to six (6) months of base salary less all applicable withholdings (the “Severance Pay”). In addition, in exchange for Employee’s agreement to provide consulting services to Company for a period of approximately twelve (12) months concluding on or around September 9th, 2023 (the “Consulting Period”) pursuant to the Consulting Agreement attached hereto as Exhibit A, the Company agrees to provide Employee two hundred thousand dollars ($200,000.00), equal to six (6) months of base salary, less all applicable withholding (the “Consulting Pay”). The Severance Pay shall be paid over a period of six (6) months, effective from the Separation Date, in accordance with Company’s standard payroll practices. The Consulting Pay will be paid in six (6) equal payments monthly on the last day of the month. Employee acknowledges and agrees that but for executing this Agreement and agreeing to the promises herein, including providing a general release, Employee is not otherwise entitled to the Severance Pay and/or Consulting Pay.

2 (c) Employee agrees to re-execute and not revoke this Agreement as to the provisions contained in Sections 6 and 7 covering the time period following the date the Employee executes this Agreement through the Separation Date. Employee further agrees to execute and not revoke the Supplemental Separation Agreement and Release of Claims (“Supplemental Release”), attached hereto as Exhibit B, on or after the conclusion of the Consulting Period. In exchange for Employee’s execution and non-revocation of the Supplemental Release, the Company will not claw back the Consulting Pay received by Employee during the Consulting Period. (d) Employee will be reimbursed for all ordinary and necessary, reasonable business- related expenses incurred by Employee in connection with Employee’s employment with Company through Employee’s Separation Date. Employee must submit all requests for reimbursement for such expenses no later than ten (10) days after the Effective Date of this Agreement, accompanied by proper documentation, to hr@Science37.com. (e) Company agrees to pay Employee an amount sufficient to reimburse Employee for the premiums required to continue employee’s group health coverage for a period of six (6) months under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Employee elects to continue and remains eligible for these benefits under COBRA, and does not obtain health coverage through another employer during this period, and provided further that Employee is in full compliance with Employee’s obligations under this Separation Agreement. The reimbursement payments shall be subject to all applicable withholdings and taxes, and shall be paid directly to Employee. Employee understands that Employee must elect COBRA benefits and make payments directly and that Company is not responsible for making any payments to anyone other than Employee related to Employee’s COBRA and/or health benefits. Employee understands that Employee will receive COBRA information separately after the Separation Date. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company, in its sole discretion, may elect to instead pay Employee on the first day of each month of the COBRA’s Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. Employee may, but is not obliged to, use such Special Severance Payment toward the cost of COBRA premiums. (f) In the event that Employee successfully closes out certain Q3 initiatives as agreed between Employee and the CEO, David Coman, Company will provide Employee with an additional six (6) months of COBRA reimbursement (for a total of twelve (12) months) under Section 1(e). (g) By Employee’s signature below, Employee acknowledges and agrees that the terms set forth in this Agreement include compensation and benefits to which Employee is not otherwise entitled. Furthermore, Employee acknowledges that, except as expressly set forth above, after

3 Employee’s execution of this Agreement, Employee will not be entitled to any other or further compensation, remuneration, or benefits from the Company. 2. Tax Treatment. Employee understands and agrees that the Company is neither providing tax nor legal advice, nor is the Company making representations regarding tax obligations or consequences, if any, related to this Agreement. Employee further agrees that Employee will assume any such tax obligations or consequences that may arise from this Agreement, and that Employee shall not seek any indemnification from the Company in this regard. Employee agrees that, in the event that any taxing body determines that additional taxes are due from Employee, Employee acknowledges and assumes all responsibility for the payment of any such taxes and agrees to indemnify, defend, and hold the Company harmless from the payment of such taxes, and any failure to withhold. Employee further agrees to pay, on the Company’s behalf, any interest or penalties imposed as a consequence of such tax obligations, and to pay any judgments, penalties, taxes, costs, and attorneys’ fees incurred by the Company as a consequence of Employee’s failure to pay any taxes due. 3. Stock Options. In accordance with the terms of Company’s stock option grant, Company agrees that Employee will continue to provide Services to the Company during the Consulting Period, and any stock options will continue to vest during that time, subject to the terms of the Science 37 2015 and 2021 Stock Plans, respectively (the “Stock Plans”). Employee shall be treated the same as other US-based employees with respect to any modifications made by the administrator of such plans to grants currently issued and outstanding thereunder applicable to all such employees during the Consulting Period) and further subject to the terms of the Science 37 Executive Severance Policy, effective October 7, 2021, only as it applies to the treatment of Equity Awards within the Change of Control period as defined therein. In the event that Employee is no longer employed with Company, and is not providing services to the Company as a consultant, Employee’s stock options shall cease vesting as provided by the Stock Plans. 4. Confidential Information. Employee acknowledges that, as part of their employment, Employee had access to information of a nature not generally disclosed to the public, and Employee agrees to keep confidential and not disclose to anyone the Company’s business, proprietary, and trade secret information in Employee’s possession, or any personal, confidential, or otherwise proprietary information regarding the Company’s employees, customers, and clients, or the Company’s personnel practices and related matters. This obligation is understood to be in addition to, and not as any replacement for, any agreements Employee may have signed with the Company concerning confidentiality, trade secrets, non-disclosure, non-competition, non- solicitation, or assignment of inventions or other intellectual property developments, which agreements will remain in full force and effect. Employee agrees that Employee will not take, copy, use, or distribute in any form or manner documents or information that the Company deems proprietary, including without limitation research and development materials, information regarding customers, clients, business partners, or prospective customers, clients, or business partners, financial information, business and strategic plans, software programs and codes, access codes, and other similar materials or information. 5. Return of the Company Property. Employee agrees to return to the Company any and all the Company property in Employee’s possession, including without limitation any computer or other electronic devices; software programs; other the Company equipment, tools, records, or

4 technical materials; information related to the Company customers, clients and business contacts; marketing information; pricing information; cellular phones; personnel materials or files, handbooks, manuals, or policies; memoranda, notes, and drafts thereof; and any other documents or property (and any summaries or copies thereof), developed by Employee and/or obtained by Employee or on Employee’s behalf, directly or indirectly, pursuant to Employee’s employment with the Company. Employee may retain information necessary to perform the consulting services after notification to Company of same. 6. Release of Claims. (a) Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by Company. THIS IS A GENERAL RELEASE OF ALL CLAIMS. As consideration for the Severance Pay, Employee, on Employee’s own behalf, and on behalf of Employee’s respective heirs, family members, executors, administrators, attorneys, representatives, and assigns, hereby fully and forever releases Company and its legal representatives, officers, directors, fiduciaries, employees, investors, shareholders, insurers, agents, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, both in their individual and corporate capacities (including its current and former parent companies, subsidiaries, and other affiliated companies as well as any of their current and former insurers, directors, officers, agents, shareholders, and employees), (collectively, the “Releasees”), of and from any and all claims and causes of action, demands, duties, obligations, agreements, promises, liabilities, damages, costs, and/or fees, whether known or unknown, suspected or unsuspected, arising out of or relating to Employee’s employment, including the termination of employment, including without limitation: (1) any and all claims relating to or arising from Employee’s employment relationship with Company and the termination of that relationship; (2) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of stock of Company, including, without limitation, any claims for fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law; (3) any and all claims under the law of any jurisdiction, including without limitation, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent and intentional infliction of emotional distress; negligent and intentional misrepresentation; negligent and intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion; (4) any and all claims for violation of any federal, state, or municipal statute, including without limitation all employment laws, including without

5 limitation the Age Discrimination in Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Fair Labor Standards Act; the Americans with Disabilities Act; the Older Workers’ Benefits Protection Act; the Family Medical Leave Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the National Labor Relations Act; the Equal Employment Practices Act; the Retaliatory Employment Discrimination Act; the New Jersey Labor Code; the New Jersey Business and Professions Code; the New Jersey Civil Code; the New Jersey Constitution; and any other federal, state, and local laws against discrimination or applicable to employment that may be the subject of a release under applicable law; (5) any and all claims for violation of the federal, or any state, constitution; (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; (7) any and all claims arising out of any personnel policies, contracts of employment, any other contracts, Severance Pay agreements, and covenants of good faith and fair dealing; (8) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; (9) any claim or damage arising out of Employee’s employment with or separation from Company under any common law theory or any federal, state, or local statute or ordinance, not specifically referred to above; (10) any and all claims for unpaid or withheld wages, severance, benefits, bonuses, commissions, and other compensation of any kind that Employee may have against the Releasees; and (11) any and all claims for attorneys’ fees and costs. (b) Employee understands and agrees that, to the fullest extent permitted by law, Employee is precluded from filing or pursuing any legal claim of any kind against any of the Releasees at any time in the future, in any federal, state, or municipal court, administrative agency, or other tribunal, arising out of any of the claims that Employee has waived by virtue of executing this Agreement. Employee agrees not to file or pursue any such legal claims and, if Employee does pursue such legal claims, Employee waives any right to receive monetary recovery. By Employee’s signature below, Employee represents that Employee has not filed any such legal claims against any of the Releasees in any federal, state, or municipal court, administrative agency, or other tribunal.

6 (c) Nothing in this Agreement shall be construed to waive any claims that cannot be waived as a matter of law. In addition, this Agreement does not prevent Employee from filing an administrative charge against any Releasee that may not be released as a matter of law. Nothing in this Agreement shall be construed to prohibit Employee from reporting conduct to, providing truthful information to, or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization. This release does not waive any rights or claims that may arise after the date that Employee executed this Agreement. (d) Nothing in this Agreement will affect the ability of Employee or Company to enforce rights or entitlements specifically provided for under this Agreement as set forth above, or any rights or claims that may arise after the date that Employee executed this Agreement. By Employee’s signature below, Employee represents that: (a) Employee is not aware of any unpaid wages, vacation, bonuses, expense reimbursements, or other amounts owed to Employee by Company; (b) however, to the extent Employee is aware of any claims for unpaid wages, severance, benefits, bonuses, commissions, and other compensation of any kind, there is a bona fide dispute between the Parties regarding the fact of and amount of such claims, and Employee further agrees to release such claims and acknowledges that Employee's release is not barred or void under Labor Code section 206.5; (c) Employee has not been denied any request for leave to which Employee believes Employee was legally entitled, and Employee was not otherwise deprived of any of Employee’s rights under the Family and Medical Leave Act or any similar state or local statute; and (d) Employee has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the claims released in the foregoing general release and waiver. Company’s obligations under this Agreement are contingent upon Employee’s compliance with all terms and conditions provided for herein. 7. Age Discrimination in Employment Act. Employee acknowledges, agrees, and understands that: (a) under the general release detailed above, Employee is waiving and releasing, among other claims, any rights and claims that may exist under the Age Discrimination in Employment Act (“ADEA”); (b) the waiver and release of claims set forth in the release above does not apply to any rights or claims that may arise under the ADEA after the date of execution of this Agreement; (c) the payments and other consideration that are being provided to Employee are of significant value and are in addition to what Employee otherwise would be entitled; (d) Employee is being advised in writing to consult with an attorney before signing this Agreement; (e) Employee is being given a period of twenty-one (21) days within which to review and consider this Agreement before signing it, though Employee may sign earlier, and if Employee fails to sign and return this Agreement within the twenty-one (21) day consideration period, the Company’s offer and this Agreement will expire on its own terms;

7 (f) Employee may revoke acceptance of this Agreement by providing written notice to the Company within seven (7) days following its execution, and any notice of revocation of this Agreement must be in writing and transmitted by hand or certified mail to Human Resources with a copy to Legal Department; and, (g) Because of Employee’s right to revoke this Agreement, this Agreement shall not become effective and enforceable until the eighth (8th) day after the return of an executed copy of this Agreement by Employee to the Company (the “Effective Date”), and Employee will not be entitled to any of the benefits set forth in this Agreement until after the Effective Date. 8. Non-Disparagement. (a) Employee understands and agrees that Employee’s entitlement to the compensation and benefits due under this Agreement is conditioned upon Employee’s continued support of the Company. Employee agrees to refrain from taking any action, and from making any statement (oral or written), that disparages or criticizes the Company, its affiliates, parent companies, subsidiaries, and related entities, or its officers, directors, or employees, or that harms the Company’s or any of the Company’s affiliates’, parent companies’, subsidiaries’, and related entities’, or the Company’s officers’, directors’, or employees’ respective reputations, or that disrupts or impairs the Company’s normal, ongoing business operations. Employee specifically agrees not to post false, misleading, or inaccurate information about the Company on job review sites or other anonymous platforms and/or any other social media platforms, including but not limited to Glassdoor, Twitter, Instagram, Medium, or any other social media site, and hereby represents and warrants that Employee has not violated this Paragraph as of the date of the execution of this Agreement. This provision applies to all of Employee’s interactions with third parties, including without limitation any conversations or correspondence that Employee might have with organizations, governmental entities, and persons with whom the Company engages in business, as well as with employees of the Company. Employee understands that this provision does not apply on occasions when Employee is subpoenaed or ordered by a court or other governmental authority to testify or give evidence and must respond truthfully. Employee further agrees not to otherwise interfere with the Company’s business operations, including, without limitation, the Company’s efforts to market and sell its products. (b) All inquiries by potential future employers as to Employee will be directed to hr@Science37.com. Upon inquiry, the Company shall only state the following information: Employee’s last position and dates of employment. 9. Confidentiality of Agreement. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential is a material factor on which Employee and the Company relied in entering into this Agreement. Employee warrants that Employee has not disclosed the fact of this Agreement or any of the terms of this Agreement, or the negotiations leading thereto, to anyone other than Employee’s attorneys, accountants, or tax consultants, or Employee’s spouse. Employee represents and agrees that (i) Employee will keep the fact and amount of this settlement and the terms of this Agreement completely confidential, except and unless disclosure is required and compelled by lawful court order; (ii) if disclosure is compelled by court order, Employee will disclose only so much information as is necessary for

8 compliance; and (iii) confidentiality is the essence of this Agreement. Accordingly, Employee shall not publicize or disclose the fact of this Agreement, the Severance Pay amount, or the terms of this Agreement in any manner whatsoever, whether in writing or orally, to any person, directly or indirectly, or by or through any agent or representative, except as necessary to effectuate the terms of this Agreement, and other than to the following: (1) Employee’s attorneys; (2) Employee’s accountants and tax consultants; (3) other representatives or entities as required and compelled by law or lawful court order; and (4) Employee’s spouse. With respect to any individuals referred to above and to whom Employee knowingly discloses any information regarding this Agreement or its terms, Employee agrees that Employee will inform such individuals that the information is strictly confidential and may not be reviewed, discussed, or disclosed, orally or in writing, with any other person, organization, or entity whatsoever, at any time. Employee further represents that no disclosure inconsistent with this Paragraph and its subparts has been made by Employee prior to the date of Employee’s execution of this Agreement. (a) This Confidentiality Agreement specifically includes, without limitation, an obligation on the part of Employee and Employee’s respective attorneys and other representatives, not to knowingly disclose, or cause to be disclosed, the terms of this Agreement to any of the Company’s current or former employees or to any of the Company’s affiliates, or to any individual associated with the press or the media. Employee agrees that Employee shall be separately responsible and liable for Employee’s own disclosure prohibited by this Paragraph and its subparts, including disclosures made by Employee’s respective representatives. (b) It shall not be a breach of this Paragraph or its subparts for Employee or the Company to respond, if asked, that any dispute regarding Employee’s employment or termination of employment with the Company has been resolved. (c) If Employee breaches any of the promises contained in this Paragraph or its subparts, the Company shall be entitled to recover its reasonable attorneys’ fees and other costs in the event that the Company prevails in a proceeding to enforce any provision of this Paragraph or its subparts. 10. No Cooperation. Employee agrees Employee will not act in any manner that might damage the business of the Company. Employee agrees that Employee will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any officer, director, employee, agent, representative, shareholder, or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company. 11. Injunctive Relief. Employee's breach of any obligation or covenant set forth in this Agreement may have a material and adverse effect upon the Company and could potentially cause the Company irreparable harm, and therefore damages arising from any breach may be difficult to ascertain. Consequently, in addition to all of the remedies otherwise available to the Company, including, but not limited to, the recovery of monetary damages and reasonable attorneys' fees

9 incurred in enforcing this Agreement, the Company shall have the right to injunctive relief to restrain and enjoin any actual or threatened breach of the provisions of this Agreement. All of the Company's remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies. Employee agrees and consents that the Company shall be entitled to injunctive relief; both preliminary and permanent, without bond. If the Employee breaches any of the restrictive covenants set forth in this Agreement, then the restricted time period of each of the covenants shall be extended by an amount of time equal to the duration of such breach or violation. 12. Non-Admissibility; No Admission of Liability. Employee agrees that this Agreement shall not be admissible as evidence in any future proceeding of any kind, except in court on a claim of breach of this Agreement. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made; or (b) an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party. 13. No Knowledge of Wrongdoing. Employee represents that Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former the Company employees. 14. Contingent Obligation. The Company’s continuing obligations under this Agreement are contingent upon Employee’s compliance with all terms and conditions provided for herein. In the event that Employee breaches any of Employee’s obligations under this Agreement, Employee agrees that the Company may cease making any payments due under this Agreement, and may seek to recover all payments already made under this Agreement, in addition to all other available legal remedies. 15. Fees and Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees, and other fees incurred in connection with the execution of this Agreement. 16. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in the State of New Jersey before the American Arbitration Association under its Employment Arbitration Rules, available at www.adr.org/rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the Company shall pay any administrative or hearing fees charged by the arbitrator or AAA, except that Employee shall separately pay any filing fees associated with any arbitration Employee initiates. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. THE PARTIES HEREBY AGREE TO WAIVE

10 THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This Paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference. 17. No Representations. The Parties represent that they each have had the opportunity to consult with an attorney, at their own expense, and have carefully read and understand the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement. 18. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties. 19. Entire Agreement. Employee acknowledges that this Agreement is a full and accurate embodiment of the understanding between Employee and the Company, and that it supersedes any prior agreements or understandings made by the Parties, except any confidentiality, non- disclosure, non-competition, non-solicitation, trade secret, assignment of inventions, and other intellectual property provisions to which Employee’s employment was subject, including specifically the Confidentiality Agreement, which will remain in effect subsequent to the execution of this Agreement. The terms of this Agreement may not be modified, except by mutual consent of the Parties. Any and all modifications must be reduced to writing and signed by the Parties to be effective. 20. Governing Law and Venue. This Agreement shall be deemed to have been executed and delivered within the State of New Jersey, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of New Jersey, without regard to choice of law principles. In the event of any dispute in connection with this Agreement, the venue in which said dispute will be resolved, whether in arbitration or in connection with an injunction, will be in Monmouth County, New Jersey. 21. Clawback. In the event that Employee breaches this Agreement, including all exhibits and attachments, Company shall cease payment of any future compensation, as well as seek reimbursement of any compensation paid to Employee under this Agreement. The obligation to repay will only arise if a final, non-appealable judicial determination is issued in favor of the Company for breach of this Agreement or the parties voluntarily settle any dispute. 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 23. Good Faith Compliance. The Parties agree to cooperate in good faith and to do all things necessary to effectuate this Agreement.

11 24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW. [Signatures on the Following Page]

12 Science 37, Inc. Employee By: /s/ David Coman By: /s/ Steve Geffon Name: David Coman Name: Steve Geffon Title: CEO Title: Chief Commercial Officer Date: 9/26/22 Date: 9/26/22

13 EXHIBIT A Consulting Agreement

Confidential Separation Agreement and General Release for Executive Level Employees 14 EXHIBIT B Supplemental Release